EXHIBIT 99.1


                              Salvatore J. Zizza
                     Bion Environmental Technologies, Inc.
                              18 East 50th Street
                           New York, New York  10022



February 10, 2003



Mr. David Mitchell
Chairman
Bion Environmental Technologies
18 East 50th Street
New York, New York  10022

Dear David:

I have considered the terms under which we agreed for me to become President and Chief Operating Officer and come to the conclusion after functioning in the role for one month, that the situation in order to succeed will need much more time which I do not have.

Therefore, please accept this letter as my notification that I am hereby resigning effective February 1, 2003.

I'm sorry that the proposed role for me was not able to go further; however, it is the appropriate decision at this time.

Very truly yours,


/s/ Salvatore J. Zizza
Salvatore J. Zizza